FOR IMMEDIATE RELEASE

Contacts:
Julie Blunden
SunPower Corporation
408-240-5577

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Reports Third-Quarter 2007 Results

•	Q3 2007 revenue of $234.3 million, up 258.6 percent year on year
•	466-megawatt solar cell Fab 2 dedicated and production ramping on first two lines
•	Achieved 20.1 percent efficiency world record for mass produced solar panel
•	$24.7 million, three-year Solar American Initiative agreement signed with U.S. Department of Energy
•	Dedication of first of 28 Macy’s solar electric systems in California
•	18-megawatt Olivenza Spanish solar power plant order booked in October

SAN JOSE, Calif., October 18, 2007 - SunPower Corporation (NASDAQ: SPWR) today announced financial results for the 2007 third quarter, which ended September 30, 2007. This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.

Revenue for the 2007 third quarter was $234.3 million, up 34.9 percent from prior-quarter revenue of $173.8 million and up 258.6 percent from year ago third-quarter revenue of $65.3 million. The Components segment accounted for $76.6 million of third-quarter revenue, a 9.9 percent increase from the prior quarter revenue of $69.7 million. The Systems segment accounted for $157.7 million of third-quarter revenue, a 51.6 percent increase from prior-quarter revenue of $104.0 million. 2007 third-quarter revenue growth was primarily driven by continued strong demand for SunPower products and by faster-than-anticipated completion of certain projects in the Systems segment. For reporting purposes, the Systems segment generally represents products and services sold directly to the system owner, while the Components segment includes products sold to installers and resellers. Revenue associated with SunPower solar panels sold through the Systems segment is recorded in the Systems segment.

On a GAAP basis, SunPower reported total operating income of $6.8 million and diluted net income per share of $0.10. These figures include operating expenses for amortization of purchase accounting intangible assets of $6.9 million and non-cash, stock-based compensation of $13.4 million.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets, stock-based compensation and the related tax effects, SunPower reported total operating income of $27.0 million and diluted net income per share of $0.33. This compares with the prior quarter’s total operating income of $22.0 million and $0.25 diluted net income per share.

Also on a non-GAAP basis, SunPower reported total gross margin for the 2007 third quarter of 20.4 percent, compared with total gross margin of 23.0 percent in the prior quarter. Third-quarter non-GAAP total gross margin was influenced by the higher mix of revenue in the Systems segment, which achieved gross margin of 18.7 percent, while the Components segment reported gross margin of 24.1 percent.

“SunPower delivered another quarter of strong financial performance,” said Tom Werner, SunPower’s CEO. “This was made possible by continued strong customer demand for our high-performance solar technology and excellent execution by both our Systems and Components business segments. The overall solar business environment continues to be characterized by rapid and dynamic growth, particularly with respect to the ongoing evolution of country-specific customer incentive programs. We believe that SunPower’s broad value-chain footprint and global geographic reach provide a diversified business portfolio while enabling rapid access to and participation in a variety of promising new growth markets.

“During the quarter, SunPower signed a three-year Solar America Initiative (SAI) agreement with the U.S. Department of Energy, which is the solar industry’s largest U.S. government research and development contract. Our business model allows us to directly effect cost reduction and process efficiency improvements across the entire value chain from ingot growing to wafering, solar cell and panel manufacturing, product design and customer delivery infrastructure. With this degree of vertical integration, we believe that SunPower is uniquely well positioned to leverage work under the SAI program to accelerate reduction in installed solar system costs.

“A core element of our cost reduction plan is achieving manufacturing scale. We are currently ramping production on the first two lines in Fab 2. We are confident that equipment design improvements will allow increased throughput on our Gen 2 cell lines beginning with Line 7, which we expect to begin ramping in the fourth quarter of 2007. In addition, our recently announced wafering joint venture will allow us to use space previously dedicated to wafering in Fab 2 for two more cell manufacturing lines. Combining these benefits, Fab 2 will have a total of 12 lines and a nameplate capacity of 466 megawatts, allowing SunPower to capture significant economies of scale as we continue to build out more production lines through 2009.”

“Our Gen 2 solar cell technology is now in volume production and achieving median solar cell efficiencies above 22 percent,” continued Werner. “During the third quarter, we were pleased to receive test results from Sandia National Laboratory confirming measurement of a SunPower production solar panel with a total-area solar panel efficiency of 20.1 percent. We believe that this is a world record for mass-produced solar panels, and the first time that a commercially available solar panel has breached the 20 percent efficiency barrier. Higher solar panel efficiency yields important benefits to our customers and our internal systems supply chain by reducing the amount of land, material and site work needed to install a given capacity solar system, and/or by enabling significantly higher capacity systems to be installed within given site constraints.

“We believe that combining our high-efficiency solar cell technology with thinner wafers will allow us to achieve powerful cost leverage by further reducing the silicon consumption required to produce a given energy production output. During the third quarter, we successfully processed sample lots of 145 micron thick wafers through our standard solar cell production lines. When implemented in production, this wafer thickness improvement has the potential to reduce SunPower’s polysilicon consumption to less than 6- grams-per-watt in the future.”

“We expect tight global polysilicon supply to ease for SunPower in 2008 as new polysilicon capacity comes on line,” said Werner. “As our long-term silicon supply contracts go into effect over the next year, we expect SunPower's average silicon costs to improve compared to current short-term pricing. We are very actively managing our silicon supply as new polysilicon producers begin production and we ramp Fab 2.

“SunPower is also actively engaged in setting up the supporting infrastructure to complement our growing portfolio of silicon agreements. We have recently entered into a series of agreements that illustrate the comprehensive approach that SunPower uses to manage the growth of our silicon supply over the near-term and long-term.”

Agreements SunPower entered into in the third quarter include:

•	Hemlock Semiconductor Corp.: Signed a 2-gigawatt, 10-year polysilicon supply agreement under which SunPower will begin taking deliveries in 2010,

•	Wacker Chemie AG: Expanded our relationship with a 53-megawatt-equivalent, three-year polysilicon supply agreement under which SunPower will begin taking deliveries in 2010,

•	NorSun AS: Signed agreements beginning in 2007 and extending through 2019 under which SunPower will deliver polysilicon to NorSun and receive up to approximately two gigawatts of ingots and/or wafers,

•
First Philec Solar: Signed an agreement with First Philippine Electric Corp. to establish a new joint venture, named First Philec Solar Corp., which will perform wafer slicing services in the Philippines for SunPower.

SunPower’s Silicon Supply Agreement Position and Capacity Expansion Plan

	2008	2009	2010
Beginning of Year, Nameplate Capacity (megawatts)	214	414	574
Annual Production Capacity Supported by Silicon Agreements to Date (megawatts)	250+	430+	600+
Annual Cash Required for Silicon Prepayments in Advance of Delivery ($ millions)	$58.4	$48.8	$11.1

“SunPower’s sales and marketing teams continue to build out a broadly diversified customer and application base in key markets around the world,” continued Werner. “We are actively engaged in the residential, commercial and power-plant markets in North America, Europe and Asia.” Third-quarter highlights on the outbound side of SunPower’s business included:

•	Spain: Signed an agreement to design and construct an 18-megawatt solar power plant in Olivenza where SunPower will use its T20 Tracker solar-tracking system,

•	United States: Expanded SunPower’s residential/small commercial dealer network to 125 dealers in 25 states with more than 400 installers now trained through the SunPower dealer training program,

•
California: Announced large-scale solar systems using the SunPower Access power purchase agreement program by AC Transit, Agilent Technologies and the San Jose Tech Museum of Innovation, as well as the dedication of the first of 28 Macy’s solar systems,

•	Nevada: Construction on schedule at the approximately 15-megawatt rated solar power plant located at Nellis Air Force Base outside of Las Vegas, Nev.,

•	Korea: Announced agreement to construct the 2-megawatt Jeonju solar power plant with EnE Systems,

•	Homebuilders: Hugh Futrell Corp., Meritage Homes and Tim Lewis Communities announced new solar home communities using SunPower solar systems.

“Our strong revenue performance in the third quarter of 2007 reflected faster than anticipated completion of certain systems in our project pipeline,” said Werner. “We reiterate our guidance for the fourth quarter and expect the following non-GAAP results: Revenue of $210 million to $220 million; total gross margin of 24 percent to 25 percent and diluted net income per share of $0.33 to $0.37. For the full year 2007, we expect to generate non-GAAP revenue of $760 million to $770 million and non-GAAP diluted net income per share of $1.20 to $1.24.1

“On a business segment basis, we expect the following non-GAAP results for the fourth quarter: Components segment revenue of $90 million to $95 million and gross margin of 25 percent to 26 percent; Systems segment revenue of $120 million to $125 million and gross margin of 23 percent to 24 percent. We expect the Componets segment to benefit from the continued manufacturing ramp of our next-generation technology and the Systems segment to benefit from a favorable mix of balance of system sales during the quarter.2

“In 2008, we expect to achieve revenue of approximately $1.1 billion to $1.25 billion and a non-GAAP diluted net income per share of approximately $1.90 to $2.05, as we add five more solar cell manufacturing lines and respond to the expanding solar market across three continents.” 3

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar- electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

1 For the fourth quarter of 2007, we expect the following total company GAAP results: Revenue of $210 million to $220 million; gross margin of approximately 20 percent to 21 percent and diluted net income per share of $0.11 to $0.15. For the full year 2007, we expect the following total company GAAP results: Revenue of $759 million to $769 million and diluted net income per share of $0.17 to $0.21.

2 For the fourth quarter of 2007, we expect the Systems business segment to generate GAAP gross margin of approximately 17 percent to 18 percent and the Components business segment to generate GAAP gross margin of approximately 22 percent to 23 percent.

3 For the full year 2008, we expect the following total company GAAP results: Revenue of $1.1 billion to $1.25 billion and diluted net income per share of $0.85 to $1.00.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as “believe,” “will,” potential,” “expect,” “plan” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding (a) SunPower’s position to leverage work under the SAI program to accelerate reduction in installed solar system costs, (b) increased throughput on our Gen 2 cell lines and expected Line 7 ramping in the fourth quarter 2007, (c) our use of space previously dedicated to wafering in Fab 2 for two more cell manufacturing lines, (d) Fab 2’s twelve lines and nameplate capacity of 466 megawatts, (e) our ability to capture significant economies of scale as we continue to build out more production lines through 2009, (f) our ability to achieve cost leverage by further reducing the silicon consumption required to produce a given energy production output, (g) our potential to reduce polysilicon consumption to less than 6 grams per watt in the future, (h) the easing of global polysilicon supply as new polysilicon capacity comes on line, (i) our average silicon costs to improve compared to current short-term pricing, (j) delivery volumes and schedules under our silicon agreements with Hemlock, Wacker, NorSun, and under our wafering services agreement with First Philec Solar, (k) our silicon supply position and production capacity expansion plan, (l) the use of our T20 Tracker solar tracking system in Olivenza (Spain), (m) expected consolidated non-GAAP and GAAP results, including revenue, gross margin, and diluted net income per share for the fourth quarter 2007, (n) consolidated non-GAAP and GAAP results, including revenue and diluted net income per share, for the full year 2007, (o) Components and Systems segment GAAP revenues and non-GAAP gross margins for the fourth quarter 2007, (p) the impact of the continued manufacturing ramp of our next generation technology and the favorable mix of balance of system sales during the fourth quarter, (q) revenue and GAAP and non-GAAP diluted net income per share for the full year 2008. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual results to differ include risks associated with (i) our ability to ramp new production lines; (ii) our ability to realize expected manufacturing efficiencies; (iii) our ability to reduce kerf loss and otherwise achieve anticipated reductions in polysilicon usage efficiency (iv) production difficulties that could arise; (v) the success of our ongoing research and development efforts; (vi) our ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture our products and the price we pay for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (x) our ability to compete with other companies and competing technologies; (xi) the potential renegotiation of or non-performance by parties to our supply and customer contracts; (xii) unforeseen manufacturing equipment delays at our fabrication facilities and panel factories; (xiii) unanticipated problems with the T20 Tracker deployment on the project site; (xiv) unanticipated changes in the mix of balance of systems sales during the fourth quarter; and ( xv) other risks described in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, impairment of acquisition-related intangibles, fair value adjustments to deferred revenue, purchasing in-process research and development expenses, and their related tax effects. Management does not consider these charges in evaluating the core operational activities of SunPower. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods

The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

# # #

SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Sept. 30,	Dec. 31,
	2007	2006

ASSETS

Cash and cash equivalents	$395,881	$165,596
Restricted cash	40,499	-
Investments	58,570	16,496
Accounts receivable, net	82,794	51,680
Costs and estimated earnings in excess of billings	79,410	-
Inventories	99,940	22,780
Deferred project costs	11,474	-
Prepaid expenses and other assets	70,888	23,288
Advances to suppliers	111,196	77,636
Property, plant and equipment, net	348,189	202,428
Goodwill and other intangible assets, net	237,921	16,932

Total assets	$1,536,762	$576,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$102,841	$26,534
Accrued and other liabilities	77,533	21,540
Convertible debt	425,000	-
Billings in excess of costs and estimated earnings	19,997	-
Customer advances	69,794	39,991

Total liabilities	695,165	88,065

Stockholders' equity	841,597	488,771

Total liabilities and stockholders' equity	$1,536,762	$576,836

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 30,	Jul. 1,	Oct. 1,	Sept. 30,	Oct. 1,
	2007	2007	2006	2007	2006

Revenue
Systems	$157,734	$104,037	$-	$340,266	$-
Components	76,600	69,729	65,348	210,181	162,001
	234,334	173,766	65,348	550,447	162,001

Cost of systems revenue	135,111	91,518	-	289,095	-
Cost of components revenue	60,818	52,456	50,164	160,730	129,678
	195,929	143,974	50,164	449,825	129,678

Gross margin	38,405	29,792	15,184	100,622	32,323

Operating expenses:
Research and development	3,902	2,821	2,536	9,659	7,120
Selling, general and administrative	27,708	26,109	6,206	76,188	15,572
Purchased in-process research and development	-	-	-	9,575	-
Impairment of acquisition-related intangibles	-	14,068	-	14,068	-

Total operating expenses	31,610	42,998	8,742	109,490	22,692

Operating income (loss)	6,795	(13,206)	6,442	(8,868)	9,631

Interest and other income, net	3,032	594	3,958	4,765	6,851

Income (loss) before income taxes	9,827	(12,612)	10,400	(4,103)	16,482

Income tax provision (benefit)	1,396	(7,267)	832	(8,429)	1,275

Net income (loss)	$8,431	$(5,345)	$9,568	$4,326	$15,207

Net income (loss) per share:
- Basic	$0.11	($0.07)	$0.14	$0.06	$0.24
- Diluted	$0.10	($0.07)	$0.13	$0.05	$0.22

Shares used in calculation of net income (loss) per share:
- Basic	77,693	75,123	68,947	75,516	64,704
- Diluted	82,610	75,123	73,899	80,526	70,080

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 30,	Jul. 1,	Oct. 1,	Sept. 30,	Oct. 1,	Sept. 30,	Jul. 1,	Oct. 1,	Sept. 30,	Oct. 1,
	2007	2007	2006	2007	2006	2007	2007	2006	2007	2006
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)*
Gross margin	38,405	29,792	15,184	100,622	32,323	47,904	39,986	16,560	129,468	36,477
Operating income (loss)	6,795	(13,206)	6,442	(8,868)	9,631	27,017	22,041	8,775	74,522	16,863
Net income (loss) per share:
-Basic	0.11	(0.07)	0.14	0.06	0.24	0.35	0.26	0.18	0.93	0.35
-Diluted	0.10	(0.07)	0.13	0.05	0.22	0.33	0.25	0.16	0.87	0.32

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, fair value adjustments to deferred revenue, purchased in-process research and development expenses, and their related tax effects. The non-GAAP adjustments included herein are primarily the result of our acquisition of SunPower Corporation, Systems or SP Systems (formerly known as PowerLight Corporation) on January 10, 2007. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of purchase accounting and stock-based compensation charges. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the Company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o
Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles and fair value adjustments to deferred revenue. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o
Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, and all other purchase accounting charges. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o
Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, all other purchase accounting charges and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

Non-Cash Items

o
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o
Amortization of intangibles. SunPower incurs amortization of intangibles as a result of Cypress acquiring the Company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangibles as a result of our acquisition of SP Systems, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o
Impairment of acquisition-related intangibles. SunPower incurred an impairment of acquisition-related intangibles in June 2007, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy. SunPower excluded this item because the expense is not reflective of its core operating performance after completion of its acquisition of SP Systems. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of acquisition-related intangibles.

o
Purchase accounting charges. Purchase accounting charges as a result of the acquisition of SP Systems include: (1) amortization of intangibles, which includes purchased technology related to acquisitions such as existing technology, patents, brand names and trademarks; (2) fair value adjustments to deferred revenue, which is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired and (3) purchased in-process research and development expenses, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without the variability caused by purchase accounting.

o	Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 30,	Jul. 1,	Oct. 1,	Sept. 30,	Oct. 1,
	2007	2007	2006	2007	2006

GAAP gross margin	$38,405	$29,792	$15,184	$100,622	$32,323
Fair value adjustment to deferred revenue	-	309	-	1,142	-
Amortization of intangible assets	5,911	6,687	1,176	18,668	3,526
Stock-based compensation expense	3,588	3,198	200	9,036	628
Non-GAAP gross margin	$47,904	$39,986	$16,560	$129,468	$36,477

GAAP operating income (loss)	$6,795	$(13,206)	$6,442	$(8,868)	$9,631
Fair value adjustment to deferred revenue	-	309	-	1,142	-
Amortization of intangible assets	6,858	7,640	1,176	21,408	3,526
Stock-based compensation expense	13,364	13,230	1,157	37,197	3,706
Purchased in-process research and development	-	-	-	9,575	-
Impairment of acquisition-related intangibles	-	14,068	-	14,068	-
Non-GAAP operating income	$27,017	$22,041	$8,775	$74,522	$16,863

NET INCOME PER SHARE:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 30,	Jul. 1,	Oct. 1,	Sept. 30,	Oct. 1,
	2007	2007	2006	2007	2006

Basic:
GAAP net income (loss) per share	$0.11	($0.07)	$0.14	$0.06	$0.24
Reconciling items:
Stock-based compensation expense	0.17	0.18	0.02	0.49	0.06
Purchase accounting:
Fair value adjustment to deferred revenue	-	-	-	0.02	-
Amortization of intangible assets	0.09	0.10	0.02	0.28	0.05
Purchased in-process research and development	-	-	-	0.13	-
Impairment of acquisition-related intangibles	-	0.18	-	0.19	-
Tax effect	(0.02)	(0.13)	-	(0.24)	-

Non-GAAP net income per share	$0.35	$0.26	$0.18	$0.93	$0.35

Diluted:
GAAP net income (loss) per share	$0.10	($0.07)	$0.13	$0.05	$0.22
Reconciling items:
Stock-based compensation expenses	0.16	0.17	0.01	0.46	0.05
Purchase accounting:
Fair value adjustment to deferred revenue	-	-	-	0.01	-
Amortization of intangible assets	0.09	0.10	0.02	0.27	0.05
Purchased in-process research and development	-	-	-	0.12	-
Impairment of acquisition-related intangibles	-	0.18	-	0.17	-
Tax effect	(0.02)	(0.13)	-	(0.21)	-

Non-GAAP net income per share	$0.33	$0.25	$0.16	$0.87	$0.32

Shares used in calculation of GAAP net income (loss) per share:
- Basic	77,693	75,123	68,947	75,516	64,704
- Diluted	82,610	75,123	73,899	80,526	70,080

Shares used in calculation of non-GAAP net income per share:
-Basic	77,693	75,123	68,947	75,516	64,704
-Diluted	82,610	79,843	73,899	80,526	70,080

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	September 30, 2007
	Gross Margin		Research and	Selling, general	Other Acquisition	Income tax
	Systems	Components	development	and administrative	Related Charges	provision (benefit)
Amortization of intangible assets	$4,788	$1,123	$-	$947	$-	$-
Stock-based compensation expense	2,049	1,539	404	9,372	-	-
Tax effect	-	-	-	-	-	(1,786)
	$6,837	$2,662	$404	$10,319	$-	$(1,786)

	July 1, 2007
	Gross Margin		Research and	Selling, general	Other Acquisition	Income tax
	Systems	Components	development	and administrative	Related Charges	provision (benefit)
Fair value adjustment to deferred revenue	$309	$-	$-	$-	$-	$-
Amortization of intangible assets	5,564	1,123	-	953	-	-
Stock-based compensation expense	2,189	1,009	348	9,684	-	-
Impairment of acquisition-related intangibles	-	-	-	-	14,068	-
Tax effect	-	-	-	-	-	(10,091)
	$8,062	$2,132	$348	$10,637	$14,068	$(10,091)

	October 1, 2006
	Gross Margin		Research and	Selling, general	Other Acquisition	Income tax
	Systems	Components	development	and administrative	Related Charges	provision (benefit)
Amortization of intangible assets	$-	$1,176	$-	$-	$-	$-
Stock-based compensation expense	-	200	336	621	-	-
Tax effect	-	-	-	-	-	195
	$-	$1,376	$336	$621	$-	$195

	NINE MONTHS ENDED

	September 30, 2007
	Gross Margin		Research and	Selling, general	Other Acquisition	Income tax
	Systems	Components	development	and administrative	Related Charges	provision (benefit)
Fair value adjustment to deferred revenue	$1,142	$-	$-	$-	$-	$-
Amortization of intangible assets	15,298	3,370	-	2,740	-	-
Stock-based compensation expense	6,235	2,801	1,253	26,908	-	-
Purchased in-process research and development	-	-	-	-	9,575	-
Impairment of acquisition-related intangibles	-	-	-	-	14,068	-
Tax effect	-	-	-	-	-	(17,761)
	$22,675	$6,171	$1,253	$29,648	$23,643	$(17,761)

	October 1, 2006
	Gross Margin		Research and	Sellin general	Other Acquisition	Income tax
	Systems	Components	development	and administrative	Related Charges	provision (benefit)
Amortization of intangible assets	$-	$3,526	$-	$-	$-	$-
Stock-based compensation expense	-	628	1,019	2,059	-	-
Tax effect	-	-	-	-	-	33
	$-	$4,154	$1,019	$2,059	$-	$33